Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 25, 2014, relating to the financial statements and financial statement schedule which appears in HD Supply Holdings, Inc.’s Amendment No. 2 to the Annual Report on Form 10-K for the year ended February 2, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Atlanta, Georgia

April 30, 2014